BY-LAWS

                        ALBEMARLE CORPORATION
                        ---------------------

                              BYLAWS
                              ------

                             ARTICLE I
                             ---------


                      MEETING OF SHAREHOLDERS
                      -----------------------




      SECTION 1.  PLACES OF MEETINGS.  All meetings of
the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.




     SECTION 2.  ANNUAL MEETINGS.  The annual meeting of
the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held each year in Richmond, Virginia at 11:00 a.m. EDT on the fourth Wednesday in April or at such other date and time as the Board of Directors of the Corporation may designate from time to time.




      SECTION 3.  SPECIAL MEETINGS.  Special meetings of
shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.




      SECTION 4.     NOTICE OF MEETINGS.  Except as
otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

      Section 5.  QUORUM.  Except as otherwise required
by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.





     Section 6.  VOTING.  At any meeting of the
shareholders each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy
(70) days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.




       Section 7.  VOTING LIST.  The officer or agent
having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

      Section 8.  SHAREHOLDER PROPOSALS.  To be properly
brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting
(or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.





       In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.




       No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.



SECTION 9.  INSPECTORS.  An appropriate number of
inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                      ARTICLE II
                      ----------
                      Directors
                      ---------


       SECTION 1.  GENERAL POWERS.  The property, affairs
and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.




       Any contract to which the Corporation is a party that is (i) not in the ordinary course of business or
(ii) is in the ordinary course of business and involves a commitment by the Corporation of more than $100,000 and is not executed by the Chairman of the Board, must be approved by the Board of Directors or the Executive
Committee prior to delivery.




       SECTION 2.  NUMBER OF DIRECTORS.  The Board of
Directors shall be ten (10) in number.







       SECTION 3.  ELECTION OF DIRECTORS.

      (a) Directors shall be elected each year at the annual meeting of shareholders.

      (b) Directors shall hold their offices for a term of one year and until their successors are elected.
Any director may be removed from office as set forth in the Articles of Incorporation.

       (c)     Any vacancy occurring in the Board of
Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

       (d) A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 4.  MEETINGS OF DIRECTORS.  Meetings of
the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board or upon call of the Chairman of the Board, and the Secretary or officer performing the Secretary's duties shall give not less than twenty-four
(24) hours' notice by letter, telegraph or telephone (or in person) of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.




       SECTION 5.  NOMINATIONS.  Subject to the rights of
holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally.
However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
(e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                       ARTICLE III
                       -----------

                       Committees
                       ----------


       SECTION 1.  EXECUTIVE COMMITTEE.  The Board of
Directors shall, by vote of a majority of the number of Directors fixed by these Bylaws, designate an Executive
Committee which shall consist of three or more Directors, including the Chairman of the Board. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors.




      When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, the Articles of Incorporation or these By- laws, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive
Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.




       Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the Chairman of the Board.
Not less than twelve (12) hours' notice shall be given by letter, telegraph or telephone (or in person) of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting. A majority of the members of the Executive
Committee then serving shall constitute a quorum for the transaction of business at any meeting.



  SECTION 2.  EXECUTIVE COMPENSATION COMMITTEE.  The
Board of Directors, at its regular annual meeting, shall designate an Executive Compensation Committee which shall consist of two or more Directors who shall not be eligible for bonus, stock option or stock appreciation rights. In addition, the Board at any time may designate one or more alternate members of such Committee who shall be Directors not eligible for bonus, stock option or stock appreciation rights who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Committee.

     With respect to bonuses, the Executive Compensation
Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.




     With respect to salaries, the Executive Compensation
Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.




   The Executive Compensation Committee shall administer the Corporation's Incentive Stock Option Plan (the Plan) and from time to time may grant, consistent with the Plan, stock options and stock appreciation rights and authorize the granting of restricted stock awards.




      Vacancies in the Executive Compensation Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time.




     The Executive Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum;
and regular and alternate members present shall be counted to determine whether there is a quorum. The
Executive Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

     SECTION 3. AUDIT COMMITTEE. The Board of Directors at its regular annual meeting shall designate an Audit
Committee which shall consist of two or more Directors whose membership on the Committee shall meet the requirements set forth in the rules of the New York Stock
Exchange, as amended from time to time. Vacancies in the Committee shall be filled by the Board of Directors with Directors meeting the requirements set forth above, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall meet at least twice a year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.



       SECTION 4.  NOMINATING COMMITTEE.  The Board of
Directors shall designate a Nominating Committee which shall consist of three or more Directors. The Committee shall make recommendations to the Board regarding nominees for election as Directors by the shareholders at each Annual Shareholders' Meeting and make such other recommendations regarding tenure, classification and compensation of Directors as the Committee may deem advisable from time to time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.




     SECTION 5.  OTHER COMMITTEES OF THE BOARD.  The
Board of Directors, by resolution duly adopted, may establish such other committees of the Board as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                       ARTICLE IV
                       ----------

                        Officers
                        --------


    SECTION 1.  ELECTION.  The officers of the
Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice
Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a
Secretary and a Treasurer. In addition, such other officers as are provided in Section 3 of this Article may from time to time be elected by the Board of Directors.
All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. The Chairman of the Board, the Vice Chairman of the Board and the President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.




      SECTION 2.  REMOVAL OF OFFICERS; VACANCIES.  Any
officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of Directors fixed by these Bylaws. Vacancies may be filled at any meeting of the Board of Directors.




      SECTION 3.  OTHER OFFICERS.  Other officers may
from time to time be elected by the Board, including, without limitation, one or more Assistant Secretaries and Assistant Treasurers.




      SECTION 4.  DUTIES.  The officers of the
Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors.
The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

       SECTION 5. DUTIES OF THE CHAIRMAN OF THE BOARD.
The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be responsible for the execution of the policies of the Board of Directors, shall serve as the Chairman of the Executive Committee and shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors. Except as otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board with the power to vote. He shall preside at all meetings of shareholders, the Board of Directors and the Executive Committee. In the incapacity or absence of the President, the Chairman of the Board shall perform the duties and have the authority of the President. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.




       SECTION 6.  DUTIES OF THE VICE CHAIRMAN OF THE
BOARD. The Vice Chairman of the Board shall perform all duties incident to the office of the Vice Chairman of the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. The Vice
Chairman of the Board shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board. The Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.




       SECTION 7.  DUTIES OF THE PRESIDENT.  The
President shall be the Chief Operating Officer of the Corporation and shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

       SECTION 8.  DUTIES OF THE VICE PRESIDENTS.  Each
Vice President of the Corporation (including any
Executive Vice President and Senior Vice President) shall have powers and duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.



  SECTION 9.  DUTIES OF THE TREASURER.  The
Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct.
He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the Directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

       SECTION 10.  DUTIES OF THE SECRETARY.  The
Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee and all other
Committees of the Board, and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.





      SECTION 11.  OTHER DUTIES OF OFFICERS.  Any officer
of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the President.




                       ARTICLE V
                       ---------

                      Capital Stock
                      -------------


       SECTION 1.  CERTIFICATES.  The shares of capital
stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.
Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes.
In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

       SECTION 2.  LOST, DESTROYED AND MUTILATED
CERTIFICATES. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.




      SECTION 3.  TRANSFER OF STOCK.  The stock of the
Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.




       SECTION 4.  FIXING RECORD DATE.  For the purpose
of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.




                       ARTICLE VI
                       ----------

                   Miscellaneous Provisions
                  -------------------------

       SECTION 1.  SEAL.  The seal of the Corporation
shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words "Albemarle
Corporation."

      SECTION 2.  FISCAL YEAR.  The fiscal year of the
Corporation shall end on December 31st of each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.




      SECTION 3.  BOOKS AND RECORDS.  The Corporation
shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.




       Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of shareholders and to make extracts therefrom. Upon the written request of a shareholder, the Corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.




       The Board of Directors shall, subject to the provisions of the foregoing paragraph of this section, to the provisions of Section 7 of Article I and to the laws of the Commonwealth of Virginia, have the power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.




       SECTION 4.  CHECKS, NOTES AND DRAFTS.  Checks,
notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.




       SECTION 5. AMENDMENT OF BYLAWS. These Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

       SECTION 6.  VOTING OF STOCK HELD.  The Chairman of
the Board or such other officer or officers as may be designated by the Board of Directors or the Executive
Committee shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or securities may be held in this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the Chairman of the Board or any such designated officer or officers may attend in person any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.




       SECTION 7.  CONTROL SHARE ACQUISITION STATUTE.
Article 14.1 of the Virginia Stock Corporation Act
("Control Share Acquisitions") shall not apply to acquisitions of shares of stock of the Corporation.